UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Colorado	46-5158469
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1751 Panorama Point Unit G Lafayette, CO (Address of principal executive offices)	80026 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 129b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [__]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-224948 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.001 Per Share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of urban-gro, Inc. (the “Registrant”) contained in the Registrant’s Form S-1/A1 filed on July 11, 2018 with the United States Securities and Exchange Commission (File No. 333-224948) is incorporated by reference.

ITEM 2. EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation(1)
3.2	By-Laws (1)
3.3	Specimen Stock Certificate (1)
10.1	Letter Agreement with Edyza, Inc. (1)
10.2	Assignment of Intellectual Property with Edyza, Inc. (1)
10.3	Purchase Agreement with Total Grow Holdings LLC (1)
10.4	Lease Agreement – Lafayette CO property (2)
10.5	Lease with Bravo Lighting LLC (1)
10.6	Promissory Note to Bravo Lighting(2)
10.7	Promissory Note due March 23, 2018 including Extension Agreement (2)
10.8	Form of Warrant Agreement (2)

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on May 15, 2018.
(2)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1/A filed on July 11, 2018.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

urban-gro, Inc.
Date: July 11, 2018	By: /s/ Bradley Nattrass Bradley Nattrass, Principal Executive Officer and President

3